As filed with the Securities and Exchange Commission on June __, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

INCEPTION MINING INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	35-2302128
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: (If applicable): 333-147056

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.00001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock, $0.00001 par value (the “Common Stock”) of Inception Mining Inc. (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-147056), filed with the Securities and Exchange Commission on April 30, 2008, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

3.1	Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 which was filed with the Commission on October 31, 2007 and incorporated herein by reference)

3.2	By-laws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 which was filed with the Commission on October 31, 2007 and incorporated herein by reference)

3.3	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K Current Report which was filed with the Commission on March 10, 2014 and incorporated herein by reference)

3.4	Certificate of Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K Current Report which was filed with the Commission on June 28, 2010 and incorporated herein by reference)

3.5	Certificate of Amendment to the Articles of Incorporation (filed as Appendix A to the Company’s Schedule 14C Information Statement pursuant to Section 14(c) which was filed with the Commission on November 21, 2012 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: June 12, 2014	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer